UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendement No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2005

STRESSGEN BIOTECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Yukon	333-12570	None
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350-4243 Glanford Avenue Victoria, British Columbia V8Z 4B9 Parent of Stressgen Biotechnologies, Inc. 6055 Lusk Boulevard, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code :	(250) 744-2811
(858) 202-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 14, 2005, Stressgen Biotechnologies Corporation made a press release titled “Stressgen Biotechnologies Announces 2004 Financial Results”, and, on March 14, 2005, Stressgen Biotechnologies Corporation furnished a Form 8-K to which it attached such press release as an exhibit.  Such press release contained an error.  The first bullet point of the “Financial Achievements” section should have read:  “In February 2005, the Company . . .” and not “In February 2004, the Company . . .”.  Later on March 14, 2005, Stressgen Biotechnologies Corporation made a corrected press release.

This Form 8-K/A amends the Form 8-K of Stressgen Biotechnologies Corporation filed with the Securities and Exchange Commission on March 14, 2005 by attaching the corrected press release, the full text of which is attached to this Form 8-K/A as Exhibit 99.1

The information furnished in this report, including the exhibit, is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01(c) Exhibits.

The following exhibit is furnished as part of this report:

Number	Exhibit
99.1	“Stressgen Biotechnologies Announces 2004 Financial Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stressgen Biotechnologies Corporation

Date: March 18, 2005	By:	/s/ Gregory M. McKee
Gregory M. McKee Vice President, Corporate Development and Chief Financial Officer